Exhibit 99.1

IN THE MATTER OF THE COMPANIES ACT, 1981

AND IN THE MATTER OF

OVERSEAS PARTNERS LTD – IN LIQUIDATION

IN MEMBERS’ VOLUNTARY LIQUIDATION

NOTICE IS HEREBY GIVEN that the Final General Meeting of the above named Company will be held at the offices of PricewaterhouseCoopers, Dorchester House, 7 Church Street, Hamilton, HM 11, Bermuda on Friday, December 28, 2007, at 10:00 a.m. pursuant to Section 213 of the Companies Act, 1981, for the purposes of: -

Receiving an account laid before them showing the manner in which the Winding-Up has been conducted and the property of the Company disposed of, and of hearing any explanation that may be given by the Liquidators; and

By resolution determining the manner in which the books, accounts and documents of the Company, and of the Liquidators thereof, shall be disposed of; and

By resolution dissolving the company.

Peter C.B. Mitchell	Nigel Chatterjee
Joint Liquidator	Joint Liquidator

November 19, 2007